UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K/A


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 9, 2000



                            ELITE TECHNOLOGIES, INC.
                (Exact name of Company specified in its charter)



            TEXAS                      0-17597                 760252296
(State or other jurisdiction of      (Commission            (IRS Employer
incorporation or organization)       File Number)        Identification No.)




                          6991 PEACHTREE INDUSTRIAL BLVD.
                                    SUITE 350
                             NORCROSS, GEORGIA 30092
               (Address of principal executive offices) (Zip Code)




                                 (770) 381-8089
              (Registrant's telephone number, including area code)


Item 4.  Changes in Registrant's Certifying Accountants


Feldman Sherb & Co., P.C. was appointed as audit firm of Elite Technologies, Inc. on September 8, 2000. Kirschner & Associates, was officially engaged as audit firm on October 27, 2000. This change of audit firms is due to lack of timely performance on the part of Feldman Sherb.

Throughout the engagement of Feldman Sherb, the Company repeatedly demanded from Feldman Sherb the completion of the Company's audit. Feldman Sherb inexplicably delayed the completion of the audit. Kirschner and Associates was unofficially retained by the Company substantially prior to the termination of Feldman Sherb. Kirschner and Associates was appointed official audit firm upon the termination of Feldman Sherb, due to the reasons stated above. Feldman Sherb, during their engagement with the Company, rendered no notification of disputes, scope limitations or other adverse audit findings.

Following their termination by the Company in a written communication to the US Securities and Exchange Commission, Feldman Sherb has claimed that that they were unable to satisfy themselves regarding the accounting of certain common stock issuances and that verbal representations were in conflict with documentation regarding these matters. The Company, in its written response to the Securities and Exchange Commission, disputes this claim and affirms that the documentation provided was accurate and consistent with said verbal claims.

Furthermore, Feldman Sherb has not, at any time, issued any opinion whatsoever on the financial statements of the company. Feldman Sherb did not respond to the Company's request to agree or disagree with the statements contained in this 8K filing.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Elite  Technologies,  Inc.



                                    /s/  Scott  Schuster
                                    -------------------------------------
                                         SCOTT SCHUSTER
                                         Chief Executive Officer



Date:  December 8, 2000